Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 015, LLC", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MAY, A.D. 2020, AT 12:42 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

7965384 8100
SR# 20203706561

Authentication: 202912872
Date: 05-11-20

CERTIFICATE OF FORMATION

OF

MASTERWORKS 015, LLC

1. The name of the limited liability company is Masterworks 015, LLC

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 11th day of May, 2020.

Jared W. Poplin, Organizer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:42 PM 05/11/2020
FILED 12:42 PM 05/11/2020
SR 20203706561 - File Number 7965384